Exhibit 4.8

NEXGEN STORAGE, INC.

Second Amended and Restated

2010 Equity Incentive Plan

Effective Date: December 21, 2010

Approved by the Board of Directors on December 21, 2010

Approved by the Stockholders on December 21, 2010

Amended and Restated on April 22, 2013

i

ARTICLE IX OTHER GRANTS	18

ARTICLE X RIGHTS OF PARTICIPANTS	18
10.1 Employment or Service	18
10.2 Nontransferability of Awards	18
10.3 No Plan Funding	19

ARTICLE XI GENERAL RESTRICTIONS	19

11.1 Investment Representations	19
11.2 Compliance with Securities Laws	19
11.3 Changes in Accounting or Tax Rules	19
11.4 Stockholder Agreements	19

ARTICLE XII PLAN AMENDMENT, MODIFICATION AND TERMINATION	20

ARTICLE XIII WITHHOLDING	20

13.1 Withholding Requirement	20
13.2 Withholding With Stock	20

ARTICLE XIV REQUIREMENTS OF LAW	21

14.1 Requirements of Law	21
14.2 Federal Securities Law Requirements	21
14.3 Section 409A	21
14.4 Governing Law	21

ARTICLE XV DURATION OF THE PLAN	22

ARTICLE XVI RESTRICTED STOCK UNITS	22

16.1 Grant of Restricted Stock Units	22
16.2 Vesting Criteria and Other Terms	22
16.3 Earning Restricted Stock Units	22
16.4 Form and Timing of Payment	22
16.5 Expiration	22

ii

NEXGEN STORAGE, INC.

SECOND AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1 Establishment. NexGen Storage, Inc., a Delaware corporation (the “Company”), adopted this Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”) effective as of the Effective Date, and amended and restated on April 22 2013. The Plan was established for selected employees, consultants and advisors and non-employee directors of the Company and its Affiliates. The Plan permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, awards of restricted stock units, and other stock grants to certain key employees of the Company, to certain consultants to the Company, and certain non-employee directors of the Company.

1.2 Purpose. The purpose of the Plan is to provide financial incentives for selected employees, consultants and advisors, and non-employee directors of the Company and its Affiliates, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining the most qualified officers, directors, key employees, and other persons, (b) strengthening the capability of the Company and its Affiliates to develop, maintain and direct a competent management team, (c) providing an effective means for selected employees, consultants and advisors and non-employee directors to acquire and maintain a direct proprietary interest in the operations and future success of the Company, (d) motivating employees to achieve long-range performance goals and objectives, and (e) providing incentive compensation opportunities competitive with those of other organizations.

ARTICLE II

DEFINITIONS

2.1 Definitions. The following terms shall have the meanings set forth below:

(a) “Affiliate” means, with respect to the Company, (i) any Subsidiary of the Company, and (ii) any other corporation or entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliate” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliate” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) “Award” means an Option, a Restricted Stock Award, a grant of Restricted Stock Units, grants of Stock pursuant to Article IX, or other issuances of Stock hereunder.

(c) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the following:

(i) Merger; Reorganization. Any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving or successor entity immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding (A) any consolidation or merger effected exclusively to change the domicile of the Company and (B) any transaction or series of transactions principally for bona fide equity financing purposes (including, but not limited to, the sale of securities pursuant to an effective registration statement filed with the Securities and Exchange Commission) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or

(ii) Other Transactions. A sale, lease or other disposition of all or substantially all of the assets of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(g) “Committee” means the Board, or if so delegated by the Board, a committee consisting of not less than two members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors of the Company and its Affiliates and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof.

(h) “Company” means NexGen Storage, Inc., a Delaware corporation.

(i) “Disabled” or “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j) “Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) that is made pursuant to a state domestic relations law and that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant.

(k) “Effective Date” means the original effective date of the Plan, December 21, 2010.

(l) “Eligible Consultants” means those consultants and advisors to the Company or an Affiliate who are determined, by the Committee, to be individuals (i) whose services are important to the Company or an Affiliate and who are eligible to receive Awards, other than Incentive Options, under the Plan, and (ii) who meet the conditions for eligibility under Rule 701 promulgated under the Securities Act or such other exemptions from registration under the Securities Act as may be applicable.

(m) “Eligible Employees” means those employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliate, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is any individual who provides services to the Company or any Affiliate as a common law employee and whose remuneration is subject to the withholding of federal income tax pursuant to Section 3401 of the Code.

(n) “Eligible Non-Employee Director” means any person serving on the Board who is not an employee of the Company or any Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(p) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith in accordance with the requirements of Code Section 409A.

(q) “Forfeiture Restrictions” shall have the meaning given to that term in Section 8.2 hereof.

(r) “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(s) “Involuntary Termination” means, unless explicitly provided otherwise in an Award Agreement, the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Company or the Successor for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Company or the Successor which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) (1) a reduction of 10% or more of his or her base salary or (2) a material reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

(t) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any material unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or the Successor, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or the Successor) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Affiliate (or its respective Successor) to discharge or dismiss the Participant from the Service of the Company or any Affiliate (or its respective Successor) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(u) “Non-Qualified Option” means any Option other than an Incentive Option.

(v) “Option” means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

(w) “Option Agreement” shall have the meaning given to that term in Section 7.2 hereof.

(x) “Option Holder” means a Participant who has been granted one or more Options under the Plan.

(y) “Option Period” means the period of time, determined by the Committee, during which an Option may be exercised by the Option Holder.

(z) “Option Price” shall have the meaning given to that term in Section 7.2(b) hereof.

(aa) “Participant” means an Eligible Employee, Eligible Consultant, or Eligible Non-Employee Director designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards available under the Plan.

(bb) “Repurchase Rights” shall have the meaning given to that term in Section 7.2(c) hereof.

(cc) “Restricted Stock Agreement” shall have the meaning given to that term in Section 8.1 hereof.

(dd) “Restricted Stock Award” means an award of Stock granted to a Participant pursuant to ARTICLE VIII that is subject to certain restrictions imposed by the Committee in accordance with the provisions thereof.

(ee) “Restricted Stock Unit” shall mean a bookkeeping entry representing the right to receive one Share granted pursuant to ARTICLE XVI, and subject to the terms of the this Plan and the relevant Restricted Stock Unit Agreement. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Restricted Stock Unit Agreement” shall have the meaning given to that term in Section 16.1 hereof.

(gg) “Section 16” shall have the meaning given to that term in Section 13.2(c) hereof.

(hh) “Securities Act” means the Securities Act of 1933, as it may be amended from time to time.

(ii) “Service” means service to the Company or an Affiliate as an employee, a non-employee director or a consultant or advisor, except to the extent otherwise specifically provided in an Award Agreement. The Committee determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant provides Service to the Company or an Affiliate or a transfer between the Company and its Affiliates; provided there is no interruption or other termination of Service.

(jj) “Share” means one whole share of Stock.

(kk) “Stock” means the common stock of the Company.

(ll) “Subsidiary” means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any other Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

(mm) “Successor” shall have the meaning given to that term in Section 5.1(a) hereof.

(nn) “Tax Date” shall have the meaning given to that term in Section 13.2 hereof.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III

PLAN ADMINISTRATION

3.1 General. The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, determine the Awards to be made pursuant to the Plan, or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award or Restricted Stock Unit restrictions, establish the terms and conditions applicable to, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable, and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants and Eligible Non-Employee Directors shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or its Affiliates or the Company’s auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2 Delegation by Committee. The Committee may, from time to time, delegate, to specified officers of the Company, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee’s exercise of authority in determining such terms and conditions shall be construed to include the officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any Eligible Employee, Eligible Consultant or Eligible Non-Employee Director who is covered by Section 16(b) of the Exchange Act shall not be delegated by the Committee.

3.3 Contractual Limitations. The Committee shall in exercising its discretion under the Plan comply with all contractual obligations of the Company in effect from time to time, whether contained in the Company’s Certificate of Incorporation, By-laws or other binding contract.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. The maximum aggregate number of Shares that may be issued under the Plan pursuant to Awards is 3,250,000 Shares. Upon exercise of an option (whether granted under this Plan or otherwise), the Shares issued upon exercise of such option shall no longer be considered to be subject to an outstanding Award or option for purposes of the immediately preceding sentence. Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of the Company that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this ARTICLE IV. The maximum number of Shares that may be issued under Incentive Options is 3,250,000 Shares. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by the Company. The maximum numbers may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Limit on Options. [Intentionally Omitted]

4.3 Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised, any Shares that are subject to an Award (other than an Option) and that are forfeited to or repurchased by the Company due to failure to vest, and any Shares withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan.

4.4 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, exercise price, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 3.2 of this Plan.

4.5 Other Distributions and Changes in the Stock.

(a) If the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding (i) cash or (ii) distributions referred to in Section 4.4), or

(b) if the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

(c) if there shall be any other change (except as described in Section 4.4) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged.

If the Committee shall in its discretion determine that the event described in subsection (a), (b) or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.5, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock after such Restricted Stock Award was granted upon the Participant’s becoming a holder of record of the Stock.

4.6 General Adjustment Rules. No adjustment or substitution provided for in this ARTICLE IV shall require the Company to sell a fractional Share under any Option, or otherwise issue a fractional Share, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional Share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of Shares then subject to an Option shall remain unchanged but the Option Price per Share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of Shares or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

4.7 Determination by the Committee, Etc. Adjustments under this ARTICLE IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V

CORPORATE REORGANIZATION; CHANGE IN CONTROL

5.1 Default Provisions. Unless explicitly provided otherwise in an Award Agreement and subject to Section 5.3 below:

(a) The Shares subject to each Option outstanding under the Plan at the time of a Change in Control shall automatically vest in full so that each such Option shall, immediately prior to the Change in Control, become exercisable for all of the Shares at the time subject to that Option and may be exercised for any or all of those Shares as fully-vested Shares of Stock. However, the Shares subject to an outstanding Option shall not vest in full on such an accelerated basis if and to the extent: (i) such Option is assumed by the successor corporation or other successor entity (or a parent thereof) (the “Successor”) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction and any repurchase rights of the Company with respect to the unvested Shares subject to such Option are concurrently assigned to such Successor or otherwise continued in effect, or (ii) such Option is to be replaced with a cash incentive program of the Company or any Successor which preserves the spread between the Option Price and the Fair Market Value of the unvested Shares subject to such Option at the time of the Change in Control and provides for subsequent payout of that spread in accordance with the vesting schedule applicable to those unvested Shares, or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of the Option grant.

(b) All outstanding Repurchase Rights with respect to unvested Shares purchased pursuant to any Option shall also automatically terminate, and the Shares subject to those terminated rights shall immediately vest in full, immediately prior to the Change in Control, except to the extent: (i) any of the Repurchase Rights are assigned to the Successor or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Repurchase Right is issued.

(c) All outstanding Forfeiture Restrictions with respect to Restricted Stock Awards shall also automatically terminate, and the Shares of Stock subject to those terminated Forfeiture Restrictions shall immediately vest in full, immediately prior to the Change in Control, except to the extent: (i) the Forfeiture Restrictions are maintained by the Successor and continued in full force and effect pursuant to the terms of the Change in Control transaction, or (ii) such accelerated vesting is precluded by other limitations imposed by the Committee at the time the Restricted Stock Award is issued.

(d) Restricted Stock Units outstanding under the Plan at the time of a Change in Control shall automatically vest in full immediately prior to the Change in Control. However, such Restricted Stock Units shall not vest in full on such an accelerated basis if and to the extent: (i) such Restricted Stock Units are assumed by the Successor or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (ii) such Restricted Stock Units are replaced with a cash incentive program of the Company or any Successor, which provides for subsequent payout in accordance with the vesting schedule applicable to those outstanding and unvested Restricted Stock Units; provided that such cash incentive program would not result in a violation of Section 409A of the Code, or (iii) the acceleration of such Restricted Stock Units is subject to other limitations imposed by the Committee at the time of the grant of Restricted Stock Units.

(e) Unless explicitly provided otherwise in an Option Agreement and subject to Section 5.1 and Section 5.3, upon the consummation of a Change in Control, all outstanding unvested Options (and to the extent not exercised prior to or in connection with such Change in Control, all outstanding vested Options) that are not assumed by the Successor or otherwise continued in effect pursuant to the terms of the Change in Control transaction shall automatically be forfeited and cease to be outstanding.

5.2 Assumption or Substitution of Awards. To the extent any Award is assumed in connection with a Change in Control or otherwise continued in effect, such Award shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Option Holder in consummation of such Change in Control, had the Award been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Award following the consummation of such Change in Control and (ii) the exercise price payable per Share (if any) under each outstanding Award, provided the aggregate exercise price (if any) payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Stock receive cash consideration for their Stock in consummation of the Change in Control, the Successor may, in connection with the assumption of the outstanding Awards under this Plan, substitute one or more shares of its own common stock with a Fair Market Value equivalent to the cash consideration paid per Share of Stock in such Change in Control.

5.3 Provisions Applicable at the Discretion of the Committee.

(a) The Committee shall have the discretion, exercisable either at the time an Award is granted or issued or at any time while the Award remains outstanding, to structure the Award so that it shall automatically accelerate and vest in full or in part upon the occurrence of a Change in Control (and any Forfeiture Restrictions or Repurchase Rights of the Company with respect to unvested Shares received pursuant to the Award shall immediately terminate), whether or not the Award is to be assumed in the Change in Control or the Forfeiture Restrictions or Repurchase Rights of the Company would otherwise continue in effect pursuant to the Change in Control.

(b) The Committee shall also have full power and authority, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to structure such Option so that all or a portion of the Shares subject to such Option will automatically vest on an accelerated basis should the Option Holder’s Service terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following any Change in Control in which the Option is assumed or otherwise continued in effect and the Repurchase Rights applicable to the Shares subject to such Option do not otherwise terminate. Any Option so accelerated shall remain exercisable for the fully-vested Shares subject to such Option until the expiration or sooner termination of the Option Period. In addition, the Committee may provide that one or more of the Company’s outstanding Repurchase Rights with respect to Shares held by the Option Holder at the time of such Involuntary Termination shall immediately terminate on an accelerated basis, and the Shares subject to those terminated rights shall accordingly vest at that time.

(c) The Committee shall also have full power and authority, exercisable either at the time the Restricted Stock Award is issued or at any time while the Restricted Stock Award remains outstanding, to provide that all or a portion of the Forfeiture Restrictions with respect to such Restricted Stock Award shall automatically terminate on an accelerated basis, and the Shares subject to those terminated Forfeiture Restrictions shall immediately vest, in the event the Participant’s Service should terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following any Change in Control in which those Forfeiture Restrictions are assigned to the Successor or otherwise continued in full force and effect.

(d) The Committee shall also have the full power and authority, exercisable either at the time the Restricted Stock Units are issued or at any time while the Restricted Stock Units remain outstanding, to provide that all or a portion of the Restricted Stock Units shall automatically vest on an accelerated basis in the event the Participant’s Service should terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following any Change in Control in which the Restricted Stock Units are assumed or otherwise continued.

(e) The Committee shall also have full power and authority, exercisable at the time an Option is granted or at any time while an Option remains outstanding, to provide that the Option shall be deemed automatically exercised on a net basis immediately prior to a Change in Control if (i) the Option Price is less than the then-current Fair Market Value per Share, and (ii) the Shares subject to the Option are vested (including vesting by reason of the Change in Control). Upon such net exercise, the Option Holder shall be entitled to a number of Shares computed using the following formula:

X =	Y (A—B)
A

Where:	X = the number of Shares to be issued to the Option Holder;
Y = the number of Shares purchasable under the Option immediately prior to the Change in Control;
A = the then-current Fair Market Value of one Share of Stock; and
B = the per-Share Option Price of the Option.

In no event shall the Committee be required to issue any fractional Shares.

(f) The Committee shall also have full power and authority, exercisable at the time an Option is granted or at any time while an Option remains outstanding, to provide that the Option, if outstanding immediately prior to a Change in Control and then having an Option Price less than the current Fair Market Value per Share, shall be automatically cancelled at such time in exchange for a cash payment equal to the product of (i) the number of vested Shares then subject to the Option (including Shares that become vested as a result of the Change in Control) multiplied by (ii) the excess of the (x) Fair Market Value of a Share on the date of the Change in Control over (y) the Option Price.

(g) Notwithstanding any other provision in this ARTICLE V, the Committee shall have full power and authority, exercisable at the time an Award is granted or at any time while the Award remains outstanding, to provide for or take any other Change in Control related action with respect to an Award as the Committee deems appropriate. The Committee need not take the same action with respect to all outstanding Awards or to all outstanding Awards of the same type.

5.4 Company Actions. The grant of Awards under the Plan shall in no way affect the right of the Company or any Affiliate to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE VI

PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company and its Affiliates, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term economic objectives. Eligible Consultants shall be selected from those non-employee consultants and advisors to the Company and its Affiliates who have performed or are performing services important to the operation and growth of the Company and its Affiliates. All Eligible Non-Employee Directors selected by the Board may participate in the Plan. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII

OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and Eligible Non-Employee Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2 Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement (an “Option Agreement”). An Option Agreement shall be issued by the Company in the name of the Participant to whom the Option is granted (the “Option Holder”) and in such form as may be approved by the Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

(a) Number of Shares. Each Option Agreement shall state that it covers a specified number of Shares, as determined by the Committee.

(b) Price. The price at which each Share covered by an Option may be purchased (the “Option Price”) shall be determined in each case by the Committee and set forth in the Option Agreement, but in no event shall the price be less than 100 percent of the Fair Market Value of one Share of Stock on the date the Option is granted.

(c) Duration of Options; Vesting. Each Option Agreement shall state the Option Period applicable to the Option, which must end, in all cases, not more than ten years from the date the Option is granted. Each Option Holder shall become vested in the Shares underlying the Option in such installments and over such period or periods of time, if any, or upon such events, as are determined by the Committee in its discretion and set forth in the Option Agreement.

The Option shall generally become exercisable, in whole or in part, at the same time or times as the Shares underlying the Option vest; provided, however, that the Committee may grant Options that are immediately exercisable in whole or in part. Any unvested Shares received by the Option Holder upon early exercise of the Option in accordance with the preceding sentence shall be subject to the Company’s right of repurchase, as follows.

Should the Option Holder cease Service while holding unvested Shares, the Company shall have such right to repurchase any or all of those unvested Shares at a price per share equal to the Option Price (the “Repurchase Rights”). The Company shall be entitled to exercise its right to repurchase such unvested Shares by written notice to the Option Holder sent within ninety (90) days after the time of Option Holder’s cessation of Service, or (if later) during the ninety (90)-day period following the execution date of any written stock purchase agreement executed by the Company and the Option Holder. The notice shall indicate the number of unvested Shares to be repurchased, the repurchase price to be paid per share (which shall be a price per share equal to the Option Price) and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice.

(d) Termination of Services, Death, Disability, Etc. The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder’s Service. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company’s discretion with respect to the termination of any individual’s Service. If the Committee does not otherwise specify, the following shall apply:

(i) If the Service of the Option Holder is terminated within the Option Period for Misconduct, the Option shall thereafter be void for all purposes.

(ii) If the Option Holder becomes Disabled while still in Service of the Company or an Affiliate, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of Service on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(iii) If the Option Holder dies during the Option Period while still in Service of the Company or an Affiliate or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of the Option Holder’s death.

(iv) If the Service of the Option Holder is terminated within the Option Period for any reason other than Misconduct, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares that had become vested on or before the date of termination of Service.

(e) No Employment Right. Nothing in this paragraph shall limit or impair the right of the Company or any Affiliate to terminate the employment of any employee or to terminate the consulting or advisory services of any consultant or advisor.

(f) Exercise, Payments, Etc.

(i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice on any business day specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. The Option shall be exercised when the Option Price for the number of Shares as to which the Option is exercised is paid to the Company in full. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all Shares evidenced by an Option Agreement are exercised, the Company shall deliver a new Option Agreement evidencing the Option on the remaining Shares upon delivery of the Option Agreement for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee:

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise (whether such resolution is applicable solely to the Option being exercised or is generally applicable to some or all Options outstanding under the Plan), by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for more than six (6) months (or such other period of time as the Committee determines is necessary to avoid adverse financial accounting treatment); for purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date, and the exercise date shall be the day of delivery of the certificates for the Shares used as payment of the Option Price.

(D) if expressly permitted by a resolution of the Committee applicable to the Option at the time of exercise (whether such resolution is applicable solely to the Option or is generally applicable to some or all Options outstanding under the Plan), to the extent such Option Price is in excess of the par value of the Shares, by delivering a full-recourse promissory note bearing interest at a market rate and secured by the Option Shares, and the payment schedule in effect for any such promissory note shall be established by the Committee in its sole discretion;

(E) by delivery to the Company of irrevocable instructions directing the Company to withhold from the Option Shares purchased a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Option Shares.

(F) should the Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid to the extent the Option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Option Holder (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased Option Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Option Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale.

(g) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee,

(h) Withholding.

(i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of Shares of Stock or by withholding Shares to be issued under the Option, as provided in ARTICLE XIII.

(ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

(i) Lock-Up Period. The Award Agreement may, as determined by the Committee in its sole discretion, include a provision requiring that, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant shall not, without the prior written consent of the underwriter(s) of Stock (or other securities of the Company) and the Company, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Stock (or other securities) of the Company held by the Participant (other than those included in the registration) during (i) the 180-day period following the effective date of the first firm commitment underwritten public offering of the Stock registered under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company or Affiliate shall request in order to facilitate compliance with FINRA Rule 2711), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711). The obligations described in this paragraph shall not apply to a registration relating solely to employee benefit plans on SEC Form S-1 or Form S-8 or similar forms that may be promulgated in the future by the SEC, or a registration relating solely to a transaction on SEC Form S-4 or similar forms that may be promulgated in the future. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant will enter into an agreement regarding his, her or its compliance with this requirement that will survive the term of the Award Agreement.

7.3 Restrictions on Incentive Options.

(a) $100,000 Per Year Limitation. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000 (or such higher amount as may at the time of grant be applicable under Section 422(d) (or any successor provision) of the Code). For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option and Incentive Options shall be taken into account in the order granted. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the above limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Incentive Option shall thereafter be exercisable as a Non-Qualified Option.

(b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4 Transferability.

(a) General Rule: No Lifetime Transfers. An Option shall not be transferable by the Option Holder except (i) by will or pursuant to the laws of descent and distribution or (ii) or to the Option Holder’s former spouse, to the extent such assignment is of a Non-Qualified Option and is pursuant to a Domestic Relations Order. Except as otherwise provided by the terms of Domestic Relations Order, an Option shall be exercisable during the Option Holder’s lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative. The Option Holder’s guardian or legal representative shall have all of the rights of the Option Holder under this Plan.

(b) No Assignment. No right or interest of any Option Holder in an Option granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Option Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy, except as set forth above. In the event the Option is assigned or transferred in any manner contrary to terms of this Plan, then all Options transferred or assigned shall immediately terminate.

7.5 Stockholder Privileges. No Option Holder shall have any rights as a stockholder with respect to any Shares covered by an Option until the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided in ARTICLE IV.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee. Each Restricted Stock Award granted under the Plan shall be evidenced by a written restricted stock agreement (a “Restricted Stock Agreement”). The Restricted Stock Agreement shall incorporate and conform to the conditions set forth in this ARTICLE VIII as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

8.2 Restrictions. A Participant’s right to retain a Restricted Stock Award granted to him or her under Section 8.1 shall be subject to such restrictions, including but not limited to his or her continuous Service for the Company or an Affiliate for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award (such restrictions as established by the Committee shall be known as the “Forfeiture Restrictions”). The Committee may in its sole discretion provide for different Forfeiture Restrictions or no Forfeiture Restrictions with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Shares constituting a Restricted Stock Award. The Committee may in its sole discretion provide for the earlier lapse of any Forfeiture Restrictions in the event of a Change in Control in accordance with Article V of this Plan. Unless explicitly provided for otherwise in an Award Agreement, if a Participant’s Service terminates for any reason, any Shares as to which the Forfeiture Restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all Shares related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him or her as a Restricted Stock Award under this ARTICLE VIII upon his or her becoming the holder of record of such Stock; provided, however, that the Participant’s right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Sections 10.2 and 12.1 and ARTICLE XL

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

(a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

(b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

ARTICLE IX

OTHER GRANTS

From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire Shares, whether by purchase, outright grant, or otherwise. Any arrangement shall be subject to the general provisions of this Plan and all Shares issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE X

RIGHTS OF PARTICIPANTS

10.1 Employment or Service. Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, or Service with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such employment, consulting relationship or Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of Service shall be determined by the Committee at that time.

10.2 Nontransferability of Awards. Except as provided otherwise at the time of grant or thereafter, or except as otherwise provided in a Domestic Relations Order, no right or interest of any Participant in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award (excluding Options) granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant’s death, a Participant’s rights and interests in Options, Restricted Stock Awards, and other Awards, shall, to the extent provided in ARTICLE VII, ARTICLE VIII, and ARTICLE IX be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant’s legal representatives, heirs or legatees. However, a Participant’s rights and interests in Restricted Stock Awards and other Awards shall be transferable to a former spouse pursuant to a Domestic Relations Order. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person’s guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

10.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusted, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliate, and shall be only general creditors of the Company.

ARTICLE XI

GENERAL RESTRICTIONS

11.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or other Award, is granted, as a condition of exercising such Option, receiving such Restricted Stock Award, or such other Award to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company or its counsel deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

11.2 Compliance with Securities Laws. Each Option, Restricted Stock Award, Award of Restricted Stock Units, or other Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, Award of Restricted Stock Units, or other Award grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, Award of Restricted Stock Units, or other Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.3 Changes in Accounting or Tax Rules. Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards, Award of Restricted Stock Units, or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then-outstanding and unexercised Options, outstanding Restricted Stock Awards, Awards of Restricted Stock Units, and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

11.4 Stockholder Agreements. If the Company has one or more stockholder agreements in effect at the time of grant or exercise of an Award under the Plan, then the Committee shall, if the Company is contractually obligated to, and may, in its discretion, condition the grant or exercise (as applicable) of any such Award upon execution by the Participant of such stockholder agreement(s), such that the Participant shall become a party to such stockholder agreements(s) concurrently with such grant or exercise (as applicable) of any such Award.

ARTICLE XII

PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time or from time to time, with or without prior notice, amend, modify, suspend or terminate the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Awards of Restricted Stock Units, or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Awards of Restricted Stock Units, or other Awards. Notwithstanding the foregoing or anything to the contrary in this Plan, the Board may amend or modify the terms of the Plan or an Award Agreement, retroactively or prospectively, as permitted under Section 11.3 (Changes in Accounting or Tax Rules) or Section 14.3 (Section 409A) hereof with or without the consent of the Participant.

ARTICLE XIII

WITHHOLDING

13.1 Withholding Requirement. The Company or any Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant, or to condition the Company’s obligations to deliver Shares upon the exercise of any Option, the vesting of any Restricted Stock Award, Awards of Restricted Stock Units, or lapse of Forfeiture Restrictions or Repurchase Rights, or the grant of Stock upon the payment by the Participant of, any federal, state, local or foreign taxes of any kind required by law with respect to the grant or issuance of, or the vesting of or other lapse of restrictions applicable to, the applicable Award or the Shares subject to, or issuable upon exercise of, such Award. At the time of such grant, issuance, vesting or lapse, the Participant shall pay to the Company or Affiliate, as the case may be, any amount that the Company or Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

13.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, Award of Restricted Stock Units, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not exceed the minimum amount required to be withheld under the method of withholding that results in the smallest amount of withholding, or (b) to transfer to the Company a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to the Company and that have a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

(a) All elections must be made prior to the Tax Date.

(b) All elections shall be irrevocable.

(c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act (“Section 16”), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XIV

REQUIREMENTS OF LAW

14.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception from the provisions of Section 16(b) of the Exchange Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

14.3 Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Awards made under the Plan are intended to comply with the requirements imposed by Section 409A of the Code. If any Plan provision or Award would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Award will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Award in any manner and delay the payment of any amounts payable pursuant to an Award to the minimum extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

14.4 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware excluding its conflict of laws rules.

ARTICLE XV

DURATION OF THE PLAN

Unless sooner terminated by the Board, the Plan shall terminate at the close of business on the day immediately following the tenth anniversary of the Effective Date and no Option, Restricted Stock Award, Award of Restricted Stock Units, other Award or Stock shall be granted, or offer to sell Stock made, after such termination. Options, Restricted Stock Awards, Awards of Restricted Stock Units and other Awards outstanding at the time of the Plan termination may continue to vest, be exercised, or otherwise become free of restrictions, or be paid, in accordance with their terms.

ARTICLE XVI

RESTRICTED STOCK UNITS

16.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. After the Committee determines that it will grant Restricted Stock Units under the Plan, the grant of Restricted Stock Units will be evidenced by a written agreement (the “Restricted Stock Unit Agreement”). The Restricted Stock Unit Agreement shall describe the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

16.2 Vesting Criteria and Other Terms. The Committee will set the vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid. The Committee may set vesting criteria based on achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment) or any other basis determined by the Committee in its discretion.

16.3 Earning Restricted Stock Units. Upon the meeting of the applicable vesting criteria, the individual granted an Award of Restricted Stock Units shall be entitled to receive a payout as determined by the Committee and set forth in the Restricted Stock Unit Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout, provided that such waiver or reduction of vesting criteria does not result in a violation of Section 409A of the Code with respect to such Restricted Stock Units.

16.4 Form and Timing of Payment. Payment with respect to earned and vested Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Restricted Stock Unit Agreement, provided that in no event will payment occur later than the date that is two and one-half (2 1/2) months from the end of the Company’s tax year that includes the date such Restricted Stock Units become vested. The Committee, in its sole discretion, may settle Restricted Stock Units in cash, Shares, or a combination of both.

16.5 Expiration. The Restricted Stock Unit Agreement may contain provisions that provide for the expiration and forfeiture of all any then unearned and unvested Restricted Stock Units in connection with termination of the Service of a Participant or such other date or event determined by the Committee.

Dated as of the effective date of the amendment and restatement.

NexGen Storage, Inc., a Delaware corporation

By:

Name:

Title:

[FORM OF NOTICE OF STOCK OPTION GRANT]

NEXGEN STORAGE, INC.

NOTICE OF STOCK OPTION GRANT

You are hereby provided this Notice of the following option grant (the “Option”) to purchase shares of the common stock (the “Stock”) of NexGen Storage, Inc., a Delaware corporation (the “Company”).

Plan:	NexGen Storage, Inc. Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”)

Option Holder:

Grant Date:

Vesting Commencement Date:

Option Price:	$ per share

Number of Option Shares:	shares of Stock

Expiration Date:

Type of Option*: Of the Number of Option Shares granted above,

100% are initially designated as Incentive Stock Options.

Date Exercisable: The Option shall become exercisable for Option Shares as the Option Shares vest in accordance with the following vesting schedule.

Vesting Schedule: You shall acquire a vested interest in the Option Shares as follows:

[INSERT VESTING SCHEDULE HERE]

Option Holder understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan. Option Holder further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement dated as of the date hereof between Option Holder and the Company in the form attached hereto.

*                          Please note that for tax purposes, this is only a preliminary indication of the Company’s intent as to the type of option you are being granted. The determination of the type of option you hold is governed by statute and may change depending upon many statutorily required criteria, including but not limited to, how many options are vested in a calendar year.

Option Holder understands that any Option Shares purchased under the Option will be subject to the terms set forth in a Stock Purchase Agreement to be executed by Option Holder and the Company upon any exercise of the Option in the form attached hereto.

Option Holder hereby acknowledges and agrees that (a) the Company has made available to Option Holder copies of the Plan and the forms of Stock Option Agreement and Stock Purchase Agreement and (b) Option Holder has had the opportunity to review such documents and this Notice and to consult with the Option Holder’s individual tax advisor and legal counsel with respect to the same.

REPURCHASE RIGHTS: OPTION HOLDER HEREBY ACKNOWLEDGES AND AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT AND THE COMPANY’S BYLAWS, AS AMENDED FROM TIME TO TIME.

At Will Employment: Nothing in this Notice, the Plan or in the attached Stock Option Agreement or Stock Purchase Agreement shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause.

Definitions: All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement or Stock Purchase Agreement, or, if not defined herein or therein, in the Plan.

Effective as of the Grant Date written above.

NexGen Storage, Inc.	Option Holder:

By:	Signature:
Name:	Address:
Title:

SSN:

[FORM OF STOCK OPTION AGREEMENT]

NEXGEN STORAGE, INC.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT is made this          day of                 ,              by and between NexGen Storage, Inc., a Delaware corporation (the “Company”), and                                     , the Option Holder under the NexGen Storage, Inc. Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”).

RECITALS

A. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, or if not defined herein, in the Plan.

B. The Board has adopted the Plan for the purpose of retaining the services of selected employees, non-employee members of the Board and consultants and other independent advisors in the service of the Company.

C. Option Holder is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Option Holder.

NOW, THEREFORE, it is hereby agreed as follows:

AGREEMENT

1. Definitions.

The following definitions shall be in effect under this Agreement:

(a) “Affiliate” means, with respect to the Company, (i) any Subsidiary of the Company, and (ii) any other corporation or entity that is affiliated with the Company through stock ownership or otherwise and is designated as an “Affiliate” by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an “Affiliate” means any parent or subsidiary of the Company as defined in Section 424 of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d) “Committee” means the Board, or if so delegated by the Board, a committee consisting of not less than two members of the Board who are empowered hereunder to take actions in the administration of the Plan. If applicable, the Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Exchange Act. The Committee shall select Participants from Eligible Employees, Eligible Consultants and Eligible Non-Employee Directors of the Company and its Affiliates and shall determine the Awards to be made pursuant to the Plan and the terms and conditions thereof.

(e) “Disabled” or “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(g) “Exercise Date” means the date on which the Option shall have been exercised in accordance with Section 8 of this Agreement.

(h) “Expiration Date” means the date on which the Option expires as specified in the Grant Notice.

(i) “Fair Market Value” means, as of a given date, (i) the closing price of a Share on the principal stock exchange on which the Stock is then trading, if any (or as reported on any composite index that includes such principal exchange) on such date, or if Shares were not traded on such date, then on the next preceding date on which a trade occurred; or (ii) if the Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a Share shall be determined by the Committee acting in good faith.

(j) “Grant Date” means the date of grant of the Option as specified in the Grant Notice.

(k) “Grant Notice” means the Notice of Stock Option Grant accompanying this Agreement pursuant to which Option Holder has been informed of the basic terms of the Option evidenced by this Agreement.

(l) “Incentive Option” means an Option designated as such and granted in accordance with Section 422 of the Code.

(m) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Option Holder, any material unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or the Successor, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or the Successor) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Company or any Affiliate (or its respective Successor) to discharge or dismiss the Option Holder from the Service of the Company or any Affiliate (or its respective Successor) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

2

(n) “Option” has the meaning given to that term in Section 2 of this Agreement.

(o) “Option Period” has the meaning given to that term in Section 3 of this Agreement.

(p) “Option Price” means the exercise price payable per Option Share as specified in the Grant Notice.

(q) “Option Shares” means the number of Shares of Stock subject to the Option as specified in the Grant Notice.

(r) “Purchase Agreement” means the Stock Purchase Agreement in substantially the form attached to the Grant Notice.

(s) “Service” means service to the Company or an Affiliate as an employee, a non-employee director or a consultant or advisor, except to the extent otherwise specifically provided in an Award Agreement. The Committee determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant provides Service to the Company or an Affiliate or a transfer between the Company and its Affiliates; provided there is no interruption or other termination of Service.

(t) “Share” means one whole share of Stock.

(u) “Stock” means the common stock of the Company.

(v) “Successor” means a successor in interest to the Company upon a Change in Control.

2. Grant of Option. The Company hereby grants to Option Holder, as of the Grant Date, an option (this “Option”) to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option Period at the Option Price.

3. Option Period. The Option shall have a term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date as specified in the Grant Notice, unless sooner terminated in accordance with Section 5 or 6 or upon a Change in Control as set forth in Section 5 of the Plan (the “Option Period”).

4. Dates of Exercise. The Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Section 5 or 6 or upon a Change in Control as set forth in Section 5 of the Plan.

3

5. Cessation of Service. The Option Period shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) If the Service of the Option Holder is terminated within the Option Period for Misconduct, the Option shall thereafter be void for all purposes.

(b) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder’s termination of Service on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s termination of Service because of Disability.

(c) If the Option Holder dies during the Option Period while still in Service of the Company or within the one year period referred to in (b) above or the three-month period referred to in (d) below, the Option may be exercised by those entitled to do so under the Option Holder’s will or by the laws of descent and distribution within one year following the Option Holder’s death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of the Option Holder’s death.

(d) If the Service of the Option Holder is terminated within the Option Period for any reason other than Misconduct, Disability, or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Option Shares that had become vested on or before the date of termination of Service.

6. Change in Control Transaction. Upon a Change in Control, the Options shall be subject to the provisions of the Plan regarding Change in Control.

7. Stockholder Privileges. The Option Holder shall not have any rights as a stockholder with respect to the Option Shares until the Option Holder becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Shares, except as provided pursuant to the Change in Control provisions referenced in Section 6.

4

8. Manner of Exercising Option.

(a) To exercise an Option, the Option Holder shall deliver written notice to the Company specifying the number of Option Shares for which the Option is exercised. The purchase of such Option Shares shall take place at the principal offices of the Company within thirty (30) days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by one or any combination of the methods set forth below and the other conditions to exercise set forth in Section 8(b) shall be satisfied or otherwise waived by the Company.

(b) To exercise the Option, Option Holder (or any other person or persons exercising the Option) must:

(i) Execute and deliver to the Company the Purchase Agreement.

(ii) Pay the aggregate Option Price for the purchased Option Shares in one or more of the following forms (or by any other method approved by the Committee upon the request of the Option Holder):

(A) in cash;

(B) by certified check, cashier’s check or other check acceptable to the Company, payable to the order of the Company;

(C) if expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan), to the extent such Option Price is in excess of the par value of those Shares, by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares, and the payment schedule in effect for any such promissory note shall be established by the Committee in its sole discretion;

(D) if expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan), by delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Shares purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that the Option may not be exercised by delivery to the Company of certificates representing Shares, unless such Shares have been held by the Option Holder for more than six (6) months (or such other period of time as the Committee determines is necessary to avoid adverse financial accounting treatment to the Company). For purposes of this Plan, the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the Exercise Date.

5

(E) by delivery to the Company of irrevocable instructions directing the Company to withhold from the Option Shares purchased a number of Shares having a Fair Market Value as of the exercise date equal to the aggregate Option Price of the purchased Option Shares.

(F) should the Stock be registered under Section 12(g) of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid to the extent the Option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Option Holder (or any other person or persons exercising the Option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased Option Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Option Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Option Holder) have the right to exercise the Option.

(iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws.

(v) Make appropriate arrangements with the Company for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(c) As soon as practical after the Exercise Date, a properly executed certificate or certificates representing the purchased Option Shares shall be delivered to or at the direction of the Option Holder. If Options on less than all Option Shares evidenced by this Agreement are exercised, the Company shall deliver a new stock option agreement evidencing the Option on the remaining Option Shares upon delivery of this Agreement for the Option being exercised.

(d) In no event may the Option be exercised for any fractional shares.

6

9. Transfer Restrictions and Repurchase Rights. Option Holder hereby acknowledges and agrees that (a) the Option is subject to certain limitations on transferability as set forth in the Plan, and (b) all Option Shares shall be subject to certain repurchase rights and rights of first refusal in favor of the Corporation and its assigns, as set forth in the Purchase Agreement and the Plan.

10. Compliance with Laws and Regulations. The exercise of the Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and the Option Holder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the NASDAQ National Market, if applicable) on which the Stock may be listed for trading at the time of such exercise and issuance. The Option is subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11. Successors and Assigns. Except to the extent otherwise provided in this Agreement or the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Option Holder, Option Holder’s assigns and the legal representatives, heirs and legatees of Option Holder’s estate.

12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Option Holder shall be in writing and addressed to Option Holder at the address indicated below the Option Holder’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or as of the second day after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13. Grant Subject to Plan. This Agreement and the Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Option.

14. Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

7

15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules.

16. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares of Stock which may be issued under the Plan as last approved by the Company’s stockholders, then the Option shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares of Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17. Amendment. No amendment or modification of this Option may in any manner adversely affect the Option Holder’s rights hereunder without the Option Holder’s written consent.

18. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee, but only to the extent permitted under the Plan.

19. At Will Employment. Nothing in this Agreement, the Grant Notice or the Plan shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause. This Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Option Shares and the Option.

20. Additional Terms Applicable to an Incentive Option.

(a) In the event the Option is initially designated as an Incentive Option in the Grant Notice, the Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) the Option is exercised for one or more Option Shares: (i) more than three (3) months after the date Option Holder ceases to be an Employee for any reason other than death or Disability or (ii) more than twelve (12) months after the date Option Holder ceases to be an Employee by reason of Disability. Nothing in this Section shall require that the Option Holder be allowed to exercise this Option, in whole or in part, after the expiration of the time periods specified in Section 5 hereof.

(b) If Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Shares acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company’s principal place of business of the date of such disposition, the number of Shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request.

8

21. Withholding. The Company’s obligations to deliver shares of Stock upon the exercise of the Option shall be subject to the Option Holder’s satisfaction of all applicable federal, state and local income and other tax withholding requirements. Upon exercise of the Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws. If expressly permitted by a resolution of the Committee applicable to this Option at the time of exercise (whether such resolution is applicable solely to this Option or is generally applicable to some or all Options outstanding under the Plan) payment of such taxes may be made through delivery of Shares of Stock or by withholding Shares to be issued under the Option, as provided in Section 13.2 of the Plan

(Signatures on Following Page)

9

IN WITNESS WHEREOF, the parties have executed this Stock Option Agreement as of the day and year first above written.

NexGen Storage, Inc., a Delaware corporation

By:
Name:
Title:

OPTION HOLDER

Print Name:

Signature Page to NexGen Storage, Inc. Stock Option Agreement

[FORM OF STOCK PURCHASE AGREEMENT]

NEXGEN STORAGE, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is made this              day of            ,              by and between NexGen Storage, Inc., a Delaware corporation (the “Company”), and             , as “Option Holder” under the NexGen Storage, Inc. Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”). All capitalized terms in this Agreement have the meaning assigned to them in this Agreement or, if not defined in this Agreement, in the Plan.

1. Definitions.

The following definitions shall be in effect under this Agreement:

(a) “First Refusal Right” means the right granted to the Company in accordance with Section 5.

(b) “Grant Notice” means the Notice of Stock Option Grant pursuant to which Option Holder has been informed of the basic terms of the Option.

(c) “Market Stand-Off” means the market stand-off restriction specified in Section 4(b).

(d) “Option Agreement” means all agreements and other documents evidencing the Option.

(e) “Option Holder” means the person to whom the Option is granted under the Plan as specified in the Grant Notice.

(f) “Recapitalization” means any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Stock as a class without the Company’s receipt of consideration.

(g) “Reorganization” means any of the following transactions:

(i) A merger or consolidation in which the Company is not the surviving entity,

(ii) A sale, transfer or other disposition of all or substantially all of the Company’s assets,

(iii) A reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger, or

(iv) Any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

(h) “SEC” means the Securities and Exchange Commission.

(i) “Vesting Schedule” means the vesting schedule specified in the Grant Notice pursuant to which the Option Holder is to vest in the Option Shares in a series of installments over his or her period of Service.

2. Exercise of Option.

(a) Exercise. Option Holder hereby purchases              shares of Stock (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted Option Holder on                                     ,              (the “Grant Date”) to purchase up to                          shares of Stock (the “Option Shares”) under the Plan at the exercise price of $                     per share (the “Option Price”).

(b) Payment. Concurrently with the delivery of this Agreement to the Company, Option Holder shall pay the Option Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

(c) Stockholder Rights. Until such time as the Company exercises the First Refusal Right, Option Holder (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Sections 2 and 3 below.

3. Securities Law Compliance.

(a) Restricted Securities. The Purchased Shares have not been registered under the Securities Act and are being issued to Option Holder in reliance upon the exemption from such registration provided by federal and/or state laws and regulations. Option Holder hereby confirms that Option Holder has been informed that the Purchased Shares are restricted securities under the Securities Act and may not be resold or transferred unless the Purchased Shares are first registered under the applicable securities laws or unless an exemption from such registration is available. Accordingly, Option Holder hereby acknowledges that Option Holder is acquiring the Purchased Shares for investment purposes only and not with a view to resale and is prepared to hold the Purchased Shares for an indefinite period and that Option Holder is aware that SEC Rule 144 issued under the Securities Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the Securities Act.

(b) Restrictions on Disposition of Purchased Shares. Option Holder shall make no disposition of the Purchased Shares unless and until there is compliance with all of the following requirements:

(i) Option Holder shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

2

(ii) Option Holder shall have complied with all requirements of this Agreement, the Plan and, if applicable, the Bylaws of the Company applicable to the disposition of the Purchased Shares (provided, however, that if there is any conflict between the right of first refusal provisions contained in this Agreement and (if applicable) the Bylaws, this Agreement and the Bylaws shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control).

(iii) Option Holder shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or (b) all appropriate action necessary for compliance with the registration requirements of the Securities Act or any exemption from registration available under the Securities Act (including Rule 144) has been taken.

The Company shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(c) Restrictive Legends. The stock certificates for the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A “NO ACTION” LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR (C) SATISFACTORY ASSURANCES TO THE COMPANY THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.”

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL OF THE TERMS OF THE NEXGEN STORAGE, INC. 2010 EQUITY INCENTIVE PLAN, AS THE PLAN MAY BE AMENDED FROM TIME TO TIME (THE “PLAN”), AND TO THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PARTICIPANT. COPIES OF THE PLAN AND THE STOCK PURCHASE AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY. THE PLAN AND THE STOCK PURCHASE AGREEMENT, AMONG OTHER THINGS, LIMIT THE RIGHT OF THE OWNER TO TRANSFER THE SHARES REPRESENTED HEREBY AND PROVIDES THAT IN CERTAIN CIRCUMSTANCES THE SHARES MAY BE PURCHASED BY THE COMPANY.”

3

4. Transfer Restrictions.

(a) Restriction on Transfer. Option Holder shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares in contravention of the First Refusal Right or the Market Stand-Off.

(b) Market Stand-Off.

(i) Option Holder hereby agrees he or she shall not, without the prior written consent of the underwriter(s) and the Company, sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by Option Holder (other than those included in the registration) during (i) the 180-day period following the effective date of the first firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711), and (ii) the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period, not to exceed 18 days after the expiration of the 90-day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711). The obligations described in this Section 4(b)(i) shall not apply to a registration relating solely to employee benefit plans on SEC Form S-1 or Form S-8 or similar forms that may be promulgated in the future by the SEC, or a registration relating solely to a transaction on SEC Form S-4 or similar forms that may be promulgated in the future. If requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Option Holder will enter into an agreement regarding his, her or its compliance with this requirement that will survive the term of this Agreement.

(ii) Any new, substituted or additional securities which are by reason of any Recapitalization or Reorganization distributed with respect to the Purchased Shares shall be immediately subject to the Market Stand-Off, to the same extent the Purchased Shares are at such time covered by such provisions.

(iii) In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period.

5. Right of First Refusal. The Purchased Shares shall be subject to certain rights of first refusal in favor of the Company under its Bylaws.

4

6. General Provisions.

(a) Assignment. The Company may assign the First Refusal Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

(b) At Will Employment. Nothing in this Agreement, the Grant Notice or the Plan shall confer upon Option Holder any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining Option Holder) or of Option Holder, which rights are hereby expressly reserved by each, to terminate Option Holder’s Service at any time for any reason, with or without cause.

(c) Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or the second day after deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this paragraph to all other parties to this Agreement.

(d) No Waiver. The failure of the Company in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Option Holder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Option Holder Undertaking. Option Holder hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Option Holder or the Purchased Shares pursuant to the provisions of this Agreement.

(f) Agreement Subject to Plan. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan will control. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Agreement or the Purchased Shares.

(g) Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without resort to Delaware’s conflict-of-laws rules. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of the appropriate state or federal court for the district encompassing the Company’s principal place of business.

5

(i) Amendment. Except as provided herein or in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(k) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Option Holder, Option Holder’s permitted assigns and the legal representatives, heirs and legatees of Option Holder’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(Signatures on Following Page)

6

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

COMPANY:

NexGen Storage, Inc., a Delaware corporation

By:

Title:

Address:

OPTION HOLDER:

Print Name:

Address:

[FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT]

NEXGEN STORAGE, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the NexGen Storage, Inc. Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Award Agreement”).

I. NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

You have been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Vesting Schedule

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE HERE]

In the event you cease providing Services for any or no reason before you vest in the Restricted Stock Unit, your Restricted Stock Units and any right you have to acquire any Shares hereunder, will immediately terminate.

By your signature and the signature of a representative of NexGen Storage, Inc. (the “Company”) below, you and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, which is made part of this Award Agreement. You have reviewed the Plan and this Award Agreement in their entirety, had the opportunity to obtain the advice of counsel prior to executing this Award Agreement, and fully understand all provisions of the Plan and this Award Agreement. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. You further agree to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	NEXGEN STORAGE, INC.

Signature	By

Print Name	Title

Residence Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Company hereby grants to the individual named in the Notice of Grant attached as Part I of this Award Agreement (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to ARTICLE XII of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2. Company’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a Share on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, you will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Restricted Stock Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2 1/2) months from the end of the Company’s tax year that includes the vesting date.

3. Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously provided Service from the Date of Grant until the date such vesting occurs.

4. Committee Discretion. The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan. If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Committee.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination of Participant’s Service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of Participant’s Service and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following the termination of Participant’s Service, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of the termination of Participant’s Service, unless Participant dies following the termination of Participant’s Service, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of the termination of Participant’s Service for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6. Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7. Withholding of Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Committee) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit Participant to satisfy such tax withholding obligation, in whole or in part (without limitation) by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the minimum amount required to be withheld, (c) delivering to the Company already vested and owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of such Shares otherwise deliverable to Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Sections 3 or 4, Participant will permanently forfeit such Restricted Stock Units and any right to receive Shares thereunder and the Restricted Stock Units will be returned to the Company at no cost to the Company.

8. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING TO PROVIDE SERVICES AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT TO PROVIDE

SERVICES FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

10. Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at NexGen Storage, Inc., 771 Columbine Court, Erie, CO 80516, or at such other address as the Company may hereafter designate in writing.

11. Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14. Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15. Committee Authority. The Committee will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18. Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19. Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without Participant’s consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and he or she has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Governing Law. This Award Agreement will be governed by the laws of the State of Utah, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Utah, and agree that such litigation will be conducted in the courts of Utah County, Utah, or the federal courts for the United States for the District of Utah in Salt Lake City, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.